Exhibit 99.1

         #14-18
News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace, Inc.
(561) 791-5000 ext. 1450

B/E AEROSPACE RECORD SECOND QUARTER
2014 FINANCIAL RESULTS EXCEED EXPECTATIONS;
SECOND QUARTER REVENUES OF $1.1 BILLION UP 28%;
EPS OF $1.13, EXCLUDING ITEMS, UP 27%

WELLINGTON, FL, July 23, 2014 – B/E Aerospace, Inc. (NASDAQ: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services, today announced its second quarter 2014 financial results.  Except as otherwise noted, the second quarter 2014 and six month 2014 results and commentary in this release are adjusted to exclude acquisition and strategic review related costs aggregating $12.8 million in the second quarter 2014, and $15.0 million in the six month 2014 period,  as described in “Reconciliation of Non-GAAP Measures.”

SECOND QUARTER 2014 HIGHLIGHTS COMPARED WITH SECOND QUARTER 2013

•	Revenues increased 28 percent.

•	Operating earnings increased 25 percent.

•	Earnings before income taxes increased 30 percent.

•	Earnings per diluted share increased 27 percent.

SECOND QUARTER CONSOLIDATED RESULTS

Second quarter 2014 revenues of $1.09 billion increased 28.1 percent as compared with the prior year period.

Second quarter 2014 operating earnings were $198.1 million, an increase of 24.8 percent, and operating margin was 18.2 percent.  On a GAAP basis, operating earnings were $185.3 million.

Second quarter 2014 earnings before income taxes were $166.4 million, an increase of 29.8 percent.  On a GAAP basis, earnings before income taxes were $153.6 million.

Second quarter 2014 net earnings and earnings per diluted share were $117.6 million and $1.13 per share, representing increases of 27.3 percent and 27.0 percent, respectively, as compared with the prior year period.  On a GAAP basis, net earnings and earnings per diluted share were $108.6 million and $1.04 per share.

Commenting on the Company’s recent performance, Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace said, “I am pleased to report that our second quarter 2014 results were the best quarterly results in the Company’s history.  Our results included record quarterly revenues, operating earnings, net earnings and earnings per share.”

“During the quarter, we announced plans to create two separate, independent, publicly traded, industry-leading companies; one focused on aircraft cabin interior equipment design, development, manufacturing, certification and direct sales on a global basis (“Manufacturing Co.”); and the other focused on distribution, logistics and technical services for the aerospace and energy services markets (“Services Co.”).  Separating these highly successful businesses into two industry-leading independent companies will allow each to benefit from increased management focus and operational flexibility, as well as allow the management teams and boards of directors of each business to determine the optimal capital structure, free cash flow allocation policy, growth strategy, compensation system and performance measurement metrics.  This decision reflects our ongoing commitment to address the distinct needs of each of our businesses and the Company’s strategic priorities, all consistent with our focus on further optimizing shareholder value.”

“The Company anticipates filing its Form 10 Registration Statement with the Securities and Exchange Commission in September of 2014, and subject to customary conditions, expects to be able to effect a distribution of the shares of Services Co. to B/E Aerospace shareholders by the end of the first quarter of 2015.  Our team of advisors includes Citigroup, Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Shearman & Sterling LLP.”

SECOND QUARTER SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the three months ended June 30, 2014 and 2013:

	REVENUES
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft	$541.1	$431.2	25.5%
Consumables management	426.7	312.7	36.5%
Business jet	121.7	106.4	14.4%
Total	$1,089.5	$850.3	28.1%

	ADJUSTED OPERATING EARNINGS
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft *	$99.2	$79.7	24.5%
Consumables management **	78.3	61.3	27.7%
Business jet ***	20.6	17.7	16.4%
Total	$198.1	$158.7	24.8%

* CAS operating earnings, including $0.9 million of 2014 second quarter items, were $98.3 million
** CMS operating earnings, including $7.2 million of 2014 second quarter items, were $71.1 million
*** BJS operating earnings, including $4.7 million of 2014 second quarter items, were $15.9 million

Second quarter 2014 commercial aircraft segment (CAS) revenues increased 25.5 percent while operating earnings of $99.2 million increased 24.5 percent as compared with the prior year period and operating margin was 18.3 percent.

Second quarter 2014 consumables management segment (CMS) revenues increased 36.5 percent.  The consumables distribution business delivered high single-digit organic revenue growth.  On a pro-forma basis as though all acquisitions had been completed on January 1, 2013, CMS revenue growth was 12.0 percent.  Operating earnings were $78.3 million, an increase of 27.7 percent, and operating margin was 18.4 percent.

Second quarter 2014 business jet segment (BJS) revenues increased 14.4 percent.  Operating earnings were $20.6 million, an increase of 16.4 percent.  Operating margin of 16.9 percent expanded by 30 basis points as compared with the prior year period.

SIX MONTH CONSOLIDATED RESULTS

For the six months ended June 30, 2014, revenues of $2.1 billion increased 24.1 percent as compared with the prior year period.

For the six months ended June 30, 2014, operating earnings were $383.3 million, an increase of 22.7 percent.  Operating margin was 18.2 percent.  On a GAAP basis, operating earnings were $368.3 million.

For the six months ended June 30, 2014, net earnings and earnings per diluted share were $228.3 million and $2.19 per share, representing increases of 25.2 percent and 24.4 percent, respectively, as compared with the prior year period.  On a GAAP basis, net earnings and earnings per diluted share were $217.6 million and $2.08 per share, representing increases of 19.4 percent and 18.2 percent, respectively.

SIX MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues and operating earnings by segment for the six months ended June 30, 2014 and 2013:

	REVENUES
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft	$1,064.5	$851.2	25.1%
Consumables management	793.3	639.4	24.1%
Business jet	242.9	201.9	20.3%
Total	$2,100.7	$1,692.5	24.1%

	ADJUSTED OPERATING EARNINGS
	($ in millions)
Segment	2014	2013	% Change
Commercial aircraft *	$192.3	$153.9	25.0%
Consumables management **	149.3	126.1	18.4%
Business jet ***	41.7	32.3	29.1%
Total	$383.3	$312.3	22.7%

* CAS operating earnings, including $0.9 million of 2014 first half items, were $191.4 million
** CMS operating earnings, including $9.4 million of 2014 first half items, were $139.9 million
*** BJS operating earnings, including $4.7 million of 2014 first half items, were $37.0 million

For the six months ended June 30, 2014, CAS revenues increased 25.1 percent while operating earnings of $192.3 million increased 25.0 percent and operating margin of 18.1 percent was flat as compared with prior year period.

For the six months ended June 30, 2014, CMS revenues increased 24.1 percent.  On a pro-forma basis as though all acquisitions had been completed on January 1, 2013, revenue growth was 8.3 percent.  Operating earnings were $149.3 million, an increase of 18.4 percent, and operating margin was 18.8 percent.

For the six months ended June 30, 2014, BJS revenues increased 20.3 percent.  Operating earnings and operating margin were $41.7 million and 17.2 percent and increased 29.1 percent and 120 basis points, respectively.

RECENT ACQUISITION ACTIVITY

During the quarter, the Company completed the previously announced acquisitions of EMTEQ, Fischer + Entwicklungen, and a small bolt-on transaction for an aggregate purchase price of approximately $539 million in cash, and which are reported as part of the business jet segment.  Also during the quarter, the Company completed the earlier announced Vision Oil Tools transaction and two additional bolt-on transactions for an aggregate purchase price of approximately $256 million in cash, and which are reported as part of the consumables management segment.  The Company does not anticipate any further acquisition activity during the remainder of 2014.

CASH FLOW, LIQUIDITY AND BALANCE SHEET

Cash flow from operations in the second quarter of 2014 of $11.4 million reflected a 28.1 percent increase in revenues and a corresponding 17.3 percent increase in working capital as compared with the prior year period, exclusive of cash and the impact of acquisitions.  Capital expenditures to support recent acquisitions as well as long-term customer programs were $66.5 million.  During the second quarter of 2014 the Company paid approximately $795 million for the aforementioned recently completed acquisitions.  The Company expects substantially stronger free cash flow in the second half of 2014 and now expects a full year 2014 free cash flow conversion ratio of approximately 60 percent of net earnings reflecting a higher level of capital expenditures to support capital expenditure requirements of the acquired businesses.

As of June 30, 2014, cash was $216.5 million, net debt, which represents total long-term debt of $2.6 billion less cash, was $2.4 billion, and the Company’s net debt-to-net capital ratio was 45.7 percent.  During the quarter the Company increased its revolving credit facility by $450 million to $1.4 billion of which approximately $668 million was drawn.
BOOKINGS/BACKLOG

Bookings during the second quarter of 2014 were approximately $1.06 billion, an increase of approximately 20 percent as compared with the prior year period.  Bookings for the first six months of 2014 increased 29 percent as compared to the prior year period.  During the first six months of 2014, aircraft cabin interior products awards increased approximately 175 percent as compared with the prior year period, and were a record for any six month period.  Backlog as of June 30, 2014 was approximately $3.9 billion, while awarded but unbooked backlog was approximately $5.0 billion, bringing total backlog, both booked and awarded but unbooked, to approximately $8.9 billion.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury concluded, “Our total backlog, both booked and awarded but unbooked, of approximately $8.9 billion, our expectation for robust wide-body aircraft deliveries, our expectation of strong revenue growth from our SFE program deliveries, and the expectation for continued growth in global passenger travel, all provide a basis for our expectation of continued strong revenue growth.”

The Company’s 2014 financial guidance is as follows:

•
The Company expects continued strong bookings in 2014 driven by the Company’s record backlog, the robust wide-body aircraft delivery outlook, bookings from prior SFE awarded programs, and a continuing improvement in aftermarket demand.

•	2014 revenues are expected to be approximately $4.3 billion.

•
The Company raised guidance on March 31, 2014 and again on June 10, 2014, and now expects 2014 earnings per share of approximately $4.35 per diluted share, exclusive of 2014 acquisition and strategic review related costs, representing an increase of approximately 23 percent as compared to 2013 earnings per diluted share, similarly adjusted to exclude 2013 acquisition expenses.

•
2014 free cash flow conversion ratio is expected to be approximately 60 percent of net earnings reflecting a higher level of capital expenditures to support capital expenditure requirements of the acquired businesses.

Net earnings, diluted net earnings per common share, earnings before income tax, operating earnings, operating margin, CAS operating earnings, CAS operating margin, CMS operating earnings, CMS operating margin, BJS operating earnings, BJS operating margin in each case excluding acquisition and strategic review related costs, free cash flow, and free cash flow conversion ratio are presented in this press release and are non-GAAP financial measures.  For more information see “Reconciliation of Non-GAAP Financial Measures.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (SEC), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About B/E Aerospace, Inc.

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading provider of aerospace fasteners, consumables and logistics services.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting systems, oxygen systems, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  The Company provides aerospace fasteners, consumables and logistics services as well as oilfield services and associated rental equipment.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Revenues	$1,089.5	$850.3	$2,100.7	$1,692.5
Cost of sales	682.9	523.5	1,317.4	1,046.6
Selling, general and administrative	150.3	117.3	273.3	229.5
Research, development and engineering	71.0	50.8	141.7	104.1

Operating earnings	185.3	158.7	368.3	312.3

Operating earnings, as a percentage of revenues	17.0%	18.7%	17.5%	18.5%

Interest expense	31.7	30.5	62.3	61.1

Earnings before income taxes	153.6	128.2	306.0	251.2

Income taxes	45.0	35.8	88.4	68.9

Net earnings	$108.6	$92.4	$217.6	$182.3

Net earnings per common share:
Basic	$1.05	$0.90	$2.09	$1.77
Diluted	$1.04	$0.89	$2.08	$1.76

Weighted average common shares:
Basic	103.9	103.1	103.9	103.1
Diluted	104.5	103.9	104.4	103.8

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	June 30,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$216.5	$637.8
Accounts receivable	676.2	484.1
Inventories	2,133.1	1,943.8
Deferred income taxes	31.5	29.4
Other current assets	91.8	64.6
Total current assets	3,149.1	3,159.7
Long-term assets	3,699.3	2,536.5
	$6,848.4	$5,696.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$1,094.5	$879.1
Total long-term liabilities	2,895.3	2,207.9
Total stockholders’ equity	2,858.6	2,609.2
	$6,848.4	$5,696.2

B/E AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	Six Months Ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$217.6	$182.3
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	63.0	42.5
Deferred income taxes	7.3	18.6
Non-cash compensation	14.2	11.8
Tax benefits realized from prior exercises of employee stock options and restricted stock	(4.8)	(3.8)
Provision for doubtful accounts	0.6	0.9
Loss on disposal of property and equipment	0.1	0.8
Changes in operating assets and liabilities:
Accounts receivable	(128.1)	(68.7)
Inventories	(158.6)	(124.5)
Other current and non-current assets	(30.3)	(3.9)
Accounts payable and accrued liabilities	86.7	73.4
Net cash flows provided by operating activities	67.7	129.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(122.7)	(67.8)
Acquisitions, net of cash acquired	(1,042.7)	(3.5)
Net cash flows used in investing activities	(1,165.4)	(71.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	3.7	3.3
Purchase of treasury stock	(0.1)	(0.4)
Principal payments on long-term debt	-	(0.3)
Tax benefits realized from prior exercises of employee stock options and restricted stock	4.8	3.8
Borrowings on line of credit	668.0	-
Debt origination costs	(1.9)	-
Net cash flows provided by financing activities	674.5	6.4

Effect of foreign exchange rate changes on cash and cash equivalents	1.9	(5.8)

Net (decrease) increase in cash and cash equivalents	(421.3)	58.7
Cash and cash equivalents, beginning of period	637.8	513.7
Cash and cash equivalents, end of period	$216.5	$572.4

B/E AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “net earnings,” “net earnings per diluted share,” “earnings before income tax,” “operating earnings,” “earnings before income tax,” “operating margin,” “CAS operating earnings,” “CAS operating margin,” “CMS operating earnings,” “CMS operating margin,” “BJS operating earnings,” “BJS operating margin,” in each case excluding acquisition and strategic review related costs, “free cash flow,” and “free cash flow conversion ratio,” each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (Exchange Act).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the 2014 acquisitions and strategic review related costs. These financial measures should not be viewed as a substitute for, or superior to, operating earnings, earnings before income tax, or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures. The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments. Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes. The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings. The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert net earnings into free cash flow. These financial measures should not be viewed as a substitute for, or superior to, net cash flows provided by operating activities, the most directly comparable GAAP measure, as a measure of the Company’s liquidity or operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net earnings, as reported	$108.6	$92.4	$217.6	$182.3
2014 acquisition and strategic review related costs	12.8	-	15.0	-
Adjustment to income taxes¹	(3.8)	-	(4.3)	-
Adjusted net earnings	$117.6	$92.4	$228.3	$182.3
Adjusted net earnings per diluted share	$1.13	$0.89	$2.19	$1.76

Diluted weighted average shares	104.5	103.9	104.4	103.8

¹Adjustments to income taxes are based on an effective tax rate of 29.3% for three months ended June 30, 2014 and 28.9% for six months ended June 30, 2014

RECONCILIATION OF EARNINGS BEFORE INCOME TAX
TO ADJUSTED EARNINGS BEFORE INCOME TAX
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Earnings before income tax	$153.6	$128.2	$306.0	$251.2
2014 acquisition and strategic review related costs	12.8	-	15.0	-
Adjusted earnings before income tax	$166.4	$128.2	$321.0	$251.2

RECONCILIATION OF OPERATING EARNINGS
TO ADJUSTED OPERATING EARNINGS
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Operating earnings	$185.3	$158.7	$368.3	$312.3
2014 acquisition and strategic review related costs	12.8	-	15.0	-
Adjusted operating earnings	$198.1	$158.7	$383.3	$312.3

RECONCILIATION OF COMMERCIAL AIRCRAFT SEGMENT
OPERATING EARNINGS TO ADJUSTED CAS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
CAS operating earnings	$98.3	$79.7	$191.4	$153.9
2014 acquisition and strategic review related costs	0.9	-	0.9	-
Adjusted CAS operating earnings	$99.2	$79.7	$192.3	$153.9

RECONCILIATION OF CONSUMABLES MANAGEMENT SEGMENT
OPERATING EARNINGS TO ADJUSTED CMS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
CMS operating earnings	$71.1	$61.3	$139.9	$126.1
2014 acquisition and strategic review related costs	7.2	-	9.4	-
Adjusted CMS operating earnings	$78.3	$61.3	$149.3	$126.1

RECONCILIATION OF BUSINESS JET SEGMENT
OPERATING EARNINGS TO ADJUSTED BJS OPERATING EARNINGS
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
BJS operating earnings	$15.9	$17.7	$37.0	$32.3
2014 acquisition and strategic review related costs	4.7	-	4.7	-
Adjusted BJS operating earnings	$20.6	$17.7	$41.7	$32.3

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